Exhibit 5.1
Graubard Miller The Chrysler Building 405 Lexington Avenue New York, N.Y. 10174-1901 (212) 818-8800
facsimile		direct dial number
(212) 818-8881		(212) 818-8881

October 17, 2014

Mojo Organics, Inc.

101 Hudson Street, 21st Floor

Jersey City, New Jersey 07302

Re:	Registration Statement

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (as it may be amended from time to time, the “Registration Statement”) and prospectus contained therein (the “Prospectus”), filed with the Securities and Exchange Commission by Mojo Organics, Inc. (“Company”), a Delaware corporation, under the Securities Act of 1933, as amended, with respect to up to 2,934,067 shares of common stock, par value $.0001 per share (“Common Stock”), of which 2,016,484 shares (“Shares”) are  issued and outstanding and 917,583 shares ( “Warrant Shares”) are issuable upon the exercise of outstanding warrants (“Warrants”), each to purchase one share of Common Stock, to be offered for resale by certain stockholders of the Company (“Selling Stockholders”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Graubard Miller

Based upon the foregoing, it is our opinion that:

1.           The Shares held by the Selling Stockholders have been duly authorized and legally issued, and are fully paid and nonassessable.

2.           The Warrant Shares to be issued by the Company to the Selling Stockholders upon exercise of the Warrants have been duly authorized and, when issued in accordance with the applicable governing documents, will be legally issued, fully paid and nonassessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations.  We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller
Graubard Miller